Marrone Bio Innovations, Inc. Reports Third Quarter 2017 Financial Results

Third Quarter 2017 GAAP Revenues Increase 16% to $4.2 Million; Gross Margins Increase Significantly to 40.9%

DAVIS, Calif., November 13, 2017 - Marrone Bio Innovations, Inc. (“MBI” or the “Company”) (NASDAQ: MBII), a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets, has provided its financial results for the third quarter ended September 30, 2017 and a corporate update.

Financial Highlights

●	GAAP revenues grew 31% to $14.8 million for the first nine months of 2017, compared to $11.4 million in the same year-ago period. GAAP revenues increased 16% to $4.2 million in the third quarter of 2017, compared to $3.6 million in the third quarter of 2016.

●	Product shipments[1] grew 36% to $15.2 million for the first nine months of 2017, compared to $11.2 million in the same year-ago period. Product shipments were $3.1 million in the third quarter of 2017, compared to $3.1 million in the third quarter of 2017.

●	Gross margin increased to 41.2% for the first nine months of 2017, compared to 30.6% in the same year-ago period. Gross margin increased significantly to 40.9% in the third quarter of 2017, compared to 31.4% in the third quarter of 2016.

●

In October 2017, the Company entered into an unsecured promissory note with an investor, enabling the funding of certain tranches at the lender’s sole discretion. To date, the Company has received $2.0 million in funding under the note.

Management Commentary

“We experienced several noteworthy catalysts in the third quarter of 2017, such as completion of our Grandevo WDG granulation line, as well as receiving EPA registration for MBI-110, which is the seventh product we’ve commercialized in 11 years,” said Dr. Pam Marrone, CEO of MBI. “Despite these major events, unfavorable weather conditions reduced the number of expected sprays in several of our key markets. Historically, the third quarter produces the lowest sales of the year and is the most unpredictable, evidenced by hurricanes Irma and Maria which significantly impacted our sales in Florida and Puerto Rico. Fortunately, our portfolio approach to product development and marketing diversifies our revenue base and reduces the impact of any one variable on the success of the company as a whole, and allowed us to achieve above industry-average growth for the first nine months of 2017.

“We remain positive on the long-term outlook of our business and have made significant progress in penetrating the United States market and abroad. To that end, we have greatly expanded our reach in international markets through select partnerships with regionally significant firms such as ÉLÉPHANT VERT in North Africa, Kenya Biologics in Kenya and Tanzania. We have taken significant steps to increase product awareness in the substantial Central and South American market, such as sponsoring grower education events in Honduras and Chile, as well as successfully advancing field trials in Brazil, which have shown tremendous results to-date.

[1]See notes at the end of this release for additional information related to non-GAAP financial measures.

“We’ve also made an immense amount of progress on the R&D front and are near completing the development of our first generation bio-herbicide, MBI-014, which remains on track for EPA submission in the near-term. MBI-014 will address one of the largest needs of organic farming—controlling weeds—and we believe it will be the first new mode of action herbicide in 25 years. Also in the third quarter, on October 27, 2017, we received EPA registration for MBI-110—which we branded ‘StargusTM’, for specialty crops and ‘AmplitudeTM’ for row crops. To our knowledge, no other agricultural company has successfully commercialized 7 new agricultural products from 6 active ingredients in such a short amount of time.

Dr. Marrone, concluded: “These R&D advancements, paired with the considerable progress in advancing distribution and product awareness, are translating into greater market opportunities and enhanced potential to create shareholder value.”

Recent Operational Highlights

●	Realized exceptional results from field trials in Brazil for Regalia®, Grandevo®, Majestene®, and Venerate®. MBI now anticipates a clear path to completion of the registration process in the country, paving the way to commercial sales in the large Brazilian crop protection market.
●

Received EPA registration for MBI-110, branded “StargusTM” for specialty crops and “AmplitudeTM” for row crops which, is the 6th EPA registered product and 7th product commercialized by MBI in 11 years. MBI plans to launch StargusTM in the United States market in 2017.

●	Completed the development of MBI-014 (formerly 010), an organic bio-herbicide that is set for an EPA submission in the near-term.
●	Albaugh, a major row crop seed treatment provider, had a successful first season with the BioST seed treatment containing an MBI microorganism. Preliminary results are positive and point to substantial yield increases over the standards.
●	Developed a strategy and focus to address grower demand of MBI products within the cannabis market through the creation of smaller pack sizes, hiring a cannabis segment sales specialist and utilizing Amazon as a direct-to-consumer sales channel.
●	As part of MBI’s collaboration with Evogene, transgenic plants carrying MBI’s insecticidal genes were developed and one candidate showed promising results (100% kill) against cabbage looper. Additional tests are in progress.
●	Joined a pilot project with AgShift, a Santa Clara-based agriculture technology startup, to assess the impact of the use of biological pesticides on the quality of fresh produce.
●	Signed new distribution agreements in Africa with regionally significant firms such as ÉLÉPHANT VERT in North Africa and Kenya Biologics in Kenya and Tanzania.
●	Finalized a distribution agreement with a large water treatment company for Zequanox.
●	Currently in discussions with several food companies about how to best transition growers to organic and help their grower suppliers with specific pest and disease problems.
●	Sponsored educational symposia for growers in Honduras and Chile with prominent local organizations to spread awareness of modern agricultural production technologies, including the use of biopesticides and stimulants in specialty crops.
●	Completed construction of the Grandevo WDG granulation line at MBI’s Marrone Michigan Manufacturing facility. This is currently producing a second-generation formulation to allow MBI to meet anticipated demand for this innovative new formulation.
●	Discovered new methods to increase the potency of Majestene and Grandevo, driving notably higher gross margins and increasing the effective capacity of the Marrone Michigan Manufacturing facility.

Conference Call and Webcast

Management will host a conference call today, Monday, November 13, 2017 at 1:30 p.m. PST (4:30 p.m. EST) to discuss Marrone Bio Innovation’s third quarter 2017 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Q3 2017 Conference Call and Webcast

Date: Monday, November 13, 2017

Time: 1:30 p.m. Pacific time (4:30 p.m. Eastern time)

U.S. Dial-in: 1-800-479-9001

International Dial-in: 1-719-785-1753

Conference ID: 5788421

Webcast: http://public.viavid.com/index.php?id=126906

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through December 13, 2017. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 5788421. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: MBII Q3 2017 Webcast.

Non-GAAP Financial Measures

The Company uses product shipments, which is not defined by, or presented in accordance with, generally accepted accounting principles (“GAAP”), to evaluate various aspects of its business. Product shipments is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, product revenues reported in accordance with GAAP. Product shipments as used in this press release is defined as product revenues, plus related party product revenues, if any, plus the incremental amount of deferred revenues accrued during the applicable period. This calculation specifically excludes changes in deferred revenue related to license revenues and customer deposits, and is intended to approximate the total value of products sold and under contract for sale in a given period. Product shipments, as defined by the Company, may not be comparable to similarly titled measures used by other companies. The Company’s management uses this non-GAAP financial measure in order to have comparable results to analyze sales performance from quarter to quarter. The Company has chosen to provide this supplemental information regarding its sales in a given period to investors to facilitate a meaningful evaluation of actual operating results on a comparable basis with historical results, including to track product adoption, and to assist investors in their valuation of the Company. In future periods, the calculation of product shipments may be different than in this release.

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016	2017	2016
Product revenues	$4,161	$3,549	$14,675	$11,083
Change in deferred product revenue(a)	(1,108)	(452)	516	68
Product shipments	$3,053	$3,097	$15,191	$11,151

(a) Change in deferred product revenue is defined as the increase in the amount of deferred product revenues accrued during the applicable period, less prior deferred product revenues recognized during the applicable period, excluding the change in deferred revenue associated with license fees and customer deposits. For the three months ended September 30, 2017 and 2016, deferred license revenues decreased $58,000 and $85,000, respectively, and $174,000 and $269,000 for the nine months ended September 30, 2017 and 2016, respectively.

The use of product shipments has certain limitations. The Company’s presentation of this non-GAAP financial measure may be different from the presentation used by other companies, and therefore comparability may be limited. We compensate for these limitations by providing the relevant disclosure of our product revenues, related party revenues, deferred revenues and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. Product shipments are used in addition to and in conjunction with results presented in accordance with GAAP, and should not be considered as an alternative to product revenues, deferred revenues, total revenues, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Product shipments reflects an additional way of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety, including the attached unaudited condensed consolidated financial statements, and not to rely on a single financial measure.

About Marrone Bio Innovations

Smart. Natural. Solutions.

Marrone Bio Innovations, Inc. (NASDAQ: MBII) strives to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. MBI’s effective and environmentally responsible pest management solutions help customers operate more sustainably while uniquely improving plant health and increasing crop yields. MBI currently has six commercially available products (Regalia®, Grandevo®, Venerate®, Majestene®, Haven™ and Zequanox®), with Stargus™ planned for launch later in 2017 as well as seven other product candidates in various stages of the company’s rapid development pipeline. MBI also distributes Bio-tam 2.0® for Isagro USA in the western U.S. and Jet-Ag® for Jet Harvest in most regions of the U.S.

Marrone Bio Innovations is dedicated to pioneering smart biopesticide solutions that support a better tomorrow for both farmers and consumers around the globe. For more information, please visit www.marronebio.com.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding sales of the Company’s products, the impact of the Company’s portfolio development strategy, planned regulatory submissions and potential approvals, anticipated product launches, including for MBI-110, the potential benefits of the Company’s products, MBI’s efforts with respect to marketing in U.S. and international markets, potential third-party collaborations, and any future payments under the Company’s unsecured promissory note. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing MBI’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse decisions by regulatory agencies and other relevant third parties, and any inability to raise capital to fund operations and service the Company’s debt. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contacts:

Pam Marrone, CEO and Founder

Julie Versman, Sr. Director of International Business

Telephone: +1 (530) 750-2800

Email: Info@marronebio.com

Investor Relations:

Greg Falesnik

Managing Director

MZ Group – MZ North America

Main: 949-385-6449

MBII@mzgroup.us

www.mzgroup.us

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

	SEPTEMBER 30, 2017	DECEMBER 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$3,737	$9,609
Restricted cash, current portion	933	1,444
Accounts receivable	1,869	3,592
Inventories, net	9,333	8,482
Deferred cost of product revenues	2,943	2,688
Prepaid expenses and other current assets	641	1,060
Total current assets	19,456	26,875
Property, plant and equipment, net	16,155	17,343
Restricted cash, less current portion	1,560	1,560
Other assets	224	205
Total assets	$37,395	$45,983
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$2,692	$1,385
Accrued liabilities	8,296	5,508
Accrued interest due to related parties	815	1,618
Deferred revenue, current portion	5,698	5,647
Capital lease obligations, current portion	—	839
Debt due to related parties, current portion	8,882	—
Debt, current portion	1,692	252
Total current liabilities	28,075	15,249
Deferred revenue, less current portion	2,077	1,787
Debt, less current portion	21,004	21,083
Debt due to related parties, less current portion	28,649	36,667
Other liabilities	1,250	1,381
Total liabilities	81,055	76,167
Commitments and contingencies (Note 9)
Stockholders’ deficit:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at September 30, 2017 and December 31, 2016	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 31,351 shares issued and outstanding as of September 30, 2017 and 24,661 as of December 31, 2016	—	—
Additional paid in capital	214,531	204,463
Accumulated deficit	(258,191)	(234,647)
Total stockholders’ deficit	(43,660)	(30,184)
Total liabilities and stockholders’ deficit	$37,395	$45,983

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016	2017	2016
Revenues:
Product	$4,161	$3,549	$14,675	$11,083
License	58	85	174	269
Total revenues	4,219	3,634	14,849	11,352
Cost of product revenues	2,492	2,493	8,737	7,880
Gross profit	1,727	1,141	6,112	3,472
Operating Expenses:
Research, development and patent	3,152	2,662	8,449	7,297
Selling, general and administrative	5,174	3,754	15,590	13,796
Total operating expenses	8,326	6,416	24,039	21,093
Loss from operations	(6,599)	(5,275)	(17,927)	(17,621)
Other income (expense):
Interest income	—	8	1	33
Interest expense	(804)	(755)	(2,309)	(2,264)
Interest expense to related parties	(1,098)	(1,099)	(3,257)	(3,265)
Other expense, net	(29)	(81)	(52)	(144)
Total other expense, net	(1,931)	(1,927)	(5,617)	(5,640)
Loss before income taxes	(8,530)	(7,202)	(23,544)	(23,261)
Income taxes	—	—	—	—
Net loss	$(8,530)	$(7,202)	$(23,544)	$(23,261)
Basic and diluted net loss per common share	$(0.27)	$(0.29)	$(0.83)	$(0.95)
Weighted-average shares outstanding used in computing net loss per common share	31,351	24,460	28,507	24,603

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30,
	2017	2016
Cash flows from operating activities
Net loss	$(23,544)	$(23,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,540	1,696
Loss (gain) on disposal of equipment, net	365	135
Share-based compensation	1,724	2,025
Non-cash interest expense	1,130	990
Net changes in operating assets and liabilities:
Accounts receivable	1,723	292
Inventories	(851)	659
Prepaid expenses and other assets	420	172
Deferred cost of product revenues	(255)	(88)
Accounts payable	1,282	223
Accrued and other liabilities	2,491	(1,555)
Accrued interest due to related parties	(803)	(362)
Deferred revenue	341	892
Deferred revenue from related parties	—	(168)
Net cash used in operating activities	(14,437)	(18,350)
Cash flows from investing activities
Purchases of property, plant and equipment	(391)	(169)
Sale of property, plant and equipment	15	—
Net cash used in investing activities	(376)	(169)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	8,188	—
Repayment of debt	(340)	(195)
Proceeds from secured borrowings	7,831	—
Reductions in secured borrowings	(6,631)	—
Financing costs	(215)
Repayment of capital leases	(420)	(549)
Change in restricted cash	511	15,412
Exercise of stock options	17	26
Net cash provided by financing activities	8,941	14,694
Net decrease in cash and cash equivalents	(5,872)	(3,825)
Cash and cash equivalents, beginning of period	9,609	19,838
Cash and cash equivalents, end of period	$3,737	$16,013
Supplemental disclosure of cash flow information
Cash paid for interest	$5,231	$4,881
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$331	$21
Equipment acquired under capital leases	$—	$1,586
Equipment acquired with debt	$495	$—